Exhibit 99.1
REVOCABLE PROXY
HINSBROOK BANCSHARES, INC.
SPECIAL MEETING OF SHAREHOLDERS
     The undersigned hereby revokes all prior proxies and appoints Robert K. Buhrke and James R. Hannon and each of them, as proxies and attorneys-in-fact, with full power of substitution, to attend and vote as proxies for the undersigned at a Special Meeting of the Shareholders of Hinsbrook Bancshares, Inc. (the “Meeting”), to be held on May 30, 2006, at the main office of Hinsbrook Bank & Trust located at 6262 South Route 83, Willowbrook, Illinois 60527, at 4:00 p.m., local time, and any and all adjournments and postponements thereof, the number of shares of Hinsbrook Bancshares, Inc. (“Hinsbrook”) held by the undersigned on April 24, 2006, which the undersigned would be entitled to vote if then personally present, for the purposes set forth below.
☒ Please mark your votes as in this example.
This proxy, when properly executed, will be voted in the manner directed herein. If you sign and return this proxy but no direction is made, this proxy will be voted FOR Items 1 and 2. Proxies are authorized to vote in their discretion upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The Hinsbrook Bancshares board of directors unanimously recommends that Hinsbrook shareholders vote FOR approval of the merger agreement and the transactions contemplated thereby and FOR approval to adjourn the Special Meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to approve the merger agreement and the transactions contemplated thereby.

1. To approve the Agreement and Plan of Merger, dated December 5, 2005 by and between Wintrust Financial Corporation and Hinsbrook Bancshares, Inc. (the “Merger Agreement”), which provides for the merger of Hinsbrook with and into Wintrust Financial Corporation.
	☐ For	☐ Against	☐ Abstain

2. To approve adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to approve the Merger Agreement and the transactions it contemplates.
	☐ For	☐ Against	☐ Abstain

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear on the proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such. The undersigned acknowledges receipt from Hinsbrook, prior to the execution of this proxy, of Notice of the Special Meeting and a Proxy Statement/Prospectus.

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER                                        DATE

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER                                        DATE

This proxy is solicited on behalf of the Hinsbrook Bancshares board of directors for use at the Special Meeting and at any adjournment or postponement of the special meeting. Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.
This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Hinsbrook at or before the Special Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Hinsbrook at or before the Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Please promptly complete, date, sign and mail this proxy in the enclosed postage-paid envelope.